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                                                                      EXHIBIT 23



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



Rowe Furniture Corporation
Salem, Virginia

We hereby consent to the incorporation by reference of our report dated September 16, 1998, relating to the financial statements of The Mitchell Gold Co. for the years ended April 30, 1998 and 1997 into the Company's previously filed registration statements file numbers 2-94943, 33-90486, 33-77766, and 33-77768.


BDO SEIDMAN, LLP

/s/ BDO Seidman, LLP

High Point, North Carolina
January 11, 1999